Exhibit 99.1

Celsion Corporation Announces Pricing of $10 Million Underwritten Offering of Common Stock

Lawrenceville, NJ, June 22, 2020 — Celsion Corporation (NASDAQ: CLSN), an oncology drug development company, today announced the entry into an underwriting agreement relating to the sale of 2,666,667 shares of its common stock at an offering price of $3.75 per share, less underwriting discounts and commission. The gross proceeds from the offering will be $10 million, before deducting underwriting discounts and commissions and estimated offering expenses. The shares of common stock are being sold to both existing and new institutional investors of the Company. The offering is expected to close on June 24, 2020, subject to satisfaction of customary closing conditions.

Oppenheimer & Co. Inc. is acting as the sole underwriter for the offering.

Celsion intends to use the net proceeds for clinical development of our product candidates, working capital and other general corporate purposes.

This shares are being offered by Celsion pursuant to an effective shelf registration statement on Form S-3 (File No. 333-227236), previously filed with the Securities and Exchange Commission (SEC) on September 7, 2018 and declared effective on October 12, 2018. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC, and will be available on the SEC’s website at http://www.sec.gov or by contacting Oppenheimer & Co. Inc. at 85 Broad Street, 26th Floor, New York, NY 10004, Attention: Equity Syndicate Prospectus Department, by e-mail at equityprospectus@opco.com or by calling (212) 667-8055.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Celsion Corporation

Celsion is a fully integrated oncology company focused on developing a portfolio of innovative cancer treatments, including directed chemotherapies, immunotherapies and RNA- or DNA-based therapies. Celsion’s lead program is ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently in Phase III development for the treatment of primary liver cancer. The pipeline also includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer. Celsion has two platform technologies for the development of novel nucleic acid-based immunotherapies and other anti-cancer DNA or RNA therapies. For more information on Celsion, visit our website: http://www.celsion.com.

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This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements pertaining to Celsion’s expectations regarding the intention to conduct an offering, and sale of securities, ability to complete the offering and expected use of proceeds described in this press release constitute forward-looking statements. All statements, other than statement of historical facts (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Celsion makes, including, but not limited to, uncertainties associated with market conditions and the completion of the public offering on the anticipated terms or at all and other risks described in the “Risk Factors” sections of Celsion’s most recent annual report filed with the SEC on March 25, 2020, quarterly report filed with the SEC on May 15, 2020, the prospectus supplement related to the public offering and in other filings with the SEC. Celsion does not assume any obligation to update any forward-looking statements, except as required by law.

Celsion Investor Contact

Jeffrey W. Church

609-482-2455

jchurch@celsion.com

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

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